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                       [WILSON SONSINI GOODRICH & ROSATI,
                      PROFESSIONAL CORPORATION LETTERHEAD]
                                                                    EXHIBIT 8.02

                               September 28, 2000

Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

Ladies and Gentlemen:

     We have acted as counsel to Seagate Technology, Inc., a Delaware corporation ("Seagate"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-41318) (the "Registration Statement") (file No. 333-41318) of VERITAS Software Corporation, a Delaware corporation ("VERITAS") relating to the proposed merger of Victory Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of VERITAS ("Merger Sub"), with and into Seagate. In that connection, we, in cooperation with special counsel to VERITAS, have prepared the section entitled "Material United States Federal Income Tax Consequences of the Merger" contained in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

     In connection with this opinion, we have examined and are familiar with the Agreement and Plan of Merger and Reorganization dated as of March 29, 2000, as amended by and among VERITAS, Merger Sub and Seagate, as amended (the "Merger Agreement"), the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement or the Registration Statement. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Parent, Merger Sub and the Company in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Seagate, Merger Sub and VERITAS as of the Effective Time.

     Based upon and subject to the foregoing, it is our opinion, that the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger" sets forth the material United States federal income tax consequences applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

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Seagate Technology, Inc.
September 28, 2000
Page 2

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.02 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,


                                          /s/ Wilson Sonsini Goodrich & Rosati
                                              Professional Corporation
                                          ------------------------------------
                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation